Exhibit 99.1

FORM OF

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of the              day of               , 200     between                                              (“Recipient”) and deCODE genetics, Inc. (the “Corporation”).

The Corporation has approved the issuance of restricted stock to the Recipient pursuant to the terms and conditions of this Agreement and subject to the provisions of the Corporation’s 2002 Equity Incentive Plan (the “Plan”).  Except where the context clearly requires otherwise, capitalized terms used but not defined herein shall have the meanings given them in the Plan.

NOW, THEREFORE, it is agreed as follows:

1.                                      Consideration.  In consideration of the Recipient’s agreeing to serve as                                     and for services to be rendered in that capacity, the Corporation is issuing                   shares (the “Shares”) of common stock, $0.001 par value (“Common Stock”), of the Corporation to the Recipient.

2.                                      Vesting; Forfeiture.   The Shares shall vest and be free of all restrictions otherwise imposed by this Agreement as follows, provided the Recipient is still serving as                on such dates:

A certificate for all of the Shares that have vested (the “Vested Shares”) will be issued to the Recipient, or, at the Recipient’s election, the Vested Shares may be transferred in book entry form to Recipient’s brokerage account.  In the event that, for any reason, including as a result of the Recipient’s retirement, death or disability, the Recipient ceases to serve as                             , all Shares (other than Vested Shares) shall be forfeited.

3.                                      Ownership of Shares.  Promptly after the execution of this Agreement by the Recipient, the Corporation shall cause The Bank of New York, the transfer agent for the Common Stock (together with its successors and assigns, the “Transfer Agent”), to make a book entry record showing ownership for the Shares in the name of the Recipient subject to the terms and conditions of this Agreement.  The Shares shall be issued from Common Stock reserved for issuance pursuant to the Plan.  The Recipient understands that the Corporation will, and the Recipient hereby authorizes the Corporation to, issue such instructions to the Transfer Agent as the Corporation may deem necessary or proper to comply with the intent and purposes of this Agreement.

4.                                      Transferability.  The Recipient shall not sell, assign, exchange, transfer, pledge, hypothecate or otherwise dispose of or encumber any Shares other than Vested Shares, which shall be freely transferable, subject to applicable securities laws.

5.                                      Rights as a Stockholder.  The Recipient shall not have any rights as a stockholder, including, without limitation, the right to vote and to receive dividends, with respect to any Shares other than Vested Shares.

6.                                      Investment Purpose.  The Recipient represents that the Shares are being acquired for investment and that the Recipient has no present intention to transfer, sell or otherwise dispose of the Shares, except in compliance with applicable securities laws, and the parties agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of this Agreement.

7.                                      Election Under Section 83(b) of the Code.

(a)                                The Recipient understands that Section 83 of the United States Internal Revenue Code of 1986, as amended (the “Code”) taxes as ordinary income the difference between the amount paid for the Shares, if anything, and the Fair Market Value of the Shares as of the date on which the Shares are substantially vested, within the meaning of Section 83. The Recipient understands that he may elect to have his taxable income determined at the time he acquires the Shares rather than when and as the Shares have vested by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty (30) days after the date of acquisition of the Shares. The Recipient understands that failure to make a timely filing under Section 83(b) will result in his recognition of ordinary income, as the Shares vest, on the difference between the purchase price, if anything, and the Fair Market Value of the Shares at the time such vesting occurs. The Recipient further understands, however, that if Shares with respect to which an election under Section 83(b) has been made are forfeited to the Corporation, such forfeiture will be treated as a sale on which there is realized a loss equal to the excess (if any) of the amount paid (if any) by the Recipient for the forfeited Shares over the amount realized (if any) upon their forfeiture. If the Recipient has paid nothing for the forfeited Shares and has received no payment upon their forfeiture, the Recipient understands that he will be unable to recognize any loss on the forfeiture of the Shares even though the Recipient incurred a tax liability by making an election under Section 83(b).

(b)                               The Recipient understands that he should consult with his tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date of the acquisition of the Shares pursuant to this Agreement.  Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Recipient.  The Recipient acknowledges that he has been advised to consult with a tax advisor regarding the tax consequences to the Recipient of the acquisition of Shares hereunder. ANY ELECTION UNDER SECTION 83(b) THE RECIPIENT WISHES TO MAKE MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH THE RECIPIENT ACQUIRES THE SHARES.  THIS TIME PERIOD CANNOT BE EXTENDED.  THE RECIPIENT ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE RECIPIENT’S SOLE RESPONSIBILITY.

(c)                                The Recipient will notify the Corporation in writing if he files an election pursuant to Section 83(b) of the Code.  The Corporation intends, in the event it does not receive from the Recipient evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Recipient in the absence of such an election.

8.                                      Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, which is incorporated into and forms a part of this Agreement; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Administrator from time to time pursuant to the Plan.    A copy of the Plan may be obtained by the Recipient from the office of the Secretary of the Corporation.

9.                                      Successors, Assigns and Heirs.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Corporation and the heirs and personal representatives of the Recipient.

10.                               Governing Law.  This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

11.                               Amendment.  This Agreement may not be altered, modified, changed or discharged, except by a writing signed by or on behalf of both the Corporation and the Recipient.

12.                               Not A Service Nor Employment Contract.  This Agreement is neither a service nor an employment contract.  Nothing in this Agreement shall be deemed to: (i) create in any way whatsoever any obligation on the Recipient’s part to continue any relationship which he might have as a Director or Consultant for the Corporation or Affiliate of the Corporation, or (ii) obligate the Corporation or any Affiliate of the Corporation, or their respective stockholders, boards of directors, officers or employees to continue any relationship which the Recipient might have as a Director or Consultant for the Corporation or Affiliate of the Corporation.

13.                               Notices.  Any notices provided for in this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Corporation to the Recipient, five (5) days after deposit in the mail, postage prepaid, addressed to the recipient at the address specified below or at such other address as the Recipient hereafter designates by written notice to the Corporation.

14.                               Gender.  Whenever the context requires, words denoting gender in this Agreement shall include the masculine, feminine and neuter.

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IN WITNESS WHEREOF, the parties have signed this Restricted Stock Agreement as of the date first written above.

DECODE GENETICS, INC.

By:
Name: Kari Stefansson
Title: Chairman and Chief Executive Officer
RECIPIENT

Name:
Address: